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                                                                      EXHIBIT 12




                             JOHNSON CONTROLS, INC.
                      COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES
                             (Dollars in millions)


                                                           For the Nine Months
                                                           Ended June 30, 1995
                                                         -----------------------
Net income                                                         $128.8
Provision for income taxes                                          106.6
Undistributed earnings of partially-owned affilates                  (3.9)
Minority interests in net earnings of subsidiaries                   18.5
Amortization of previously capitalized interest                       2.5
                                                                ---------
                                                                    252.5
                                                                ---------

Fixed charges:
   Interest incurred and amortization of debt expenses               54.9
   Estimated portion of rent expense                                 20.1
                                                                ---------
Fixed charges                                                        75.0
Less:  Interest capitalized during period                            (6.7)
                                                                ---------
                                                                     68.3
                                                                ---------
Earnings                                                           $320.8
                                                                =========
Ratio of earnings to fixed charges                                    4.3
                                                                =========


         For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates which are less than 50% owned, minority interests in net earnings of subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.




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